                                                                       Exhibit 4
                                                                       ---------
                           [Form of Right Certificate]

Certificate No. R-                                    ____________________Rights

NOT EXERCISABLE AFTER DECEMBER 1, 2001 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHT MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]*

                                Right Certificate

                        MARCUM NATURAL GAS SERVICES, INC.

         This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 2, 1991 (the "Rights Agreement"), as from time to time amended, between Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Inc., a corporation formed under the laws of the State of Colorado (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Denver, Colorado time) on December 1, 2001 at the principal office of the Rights Agent in Denver, Colorado, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series C Preferred Stock, $.01 par value (the "Preferred Shares"), of the Company, at a purchase price of $25 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of

----------
     *The portion of the legend in brackets shall be inserted if applicable.

Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, are the number and Purchase Price as of December 2, 1991, based on the Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of Marcum Natural Gas Services, Inc., and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate of Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Rights.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement, or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement, or to receive dividends or subscription rights, or otherwise, until the Right or rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent. This Right Certificate was issued on ________________, 19___.

ATTEST:                                      MARCUM NATURAL GAS SERVICES, INC.


                                             By:
-----------------------------------             --------------------------------
Secretary                                       President


Countersigned:

American Securities Transfer & Trust, Inc., as Rights Agent


By:
   --------------------------------
   Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificates.

         FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto _______________________________________________
                           (Please print name and address of transferee)
_____________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named company, with full power of substitution.

Dated: ________________________, 19_____



                                          -------------------------------------
                                          Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------
                         (To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                          -------------------------------------
                                          Signature

--------------------------------------------------------------------------------
            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

TO: MARCUM NATURAL GAS SERVICES, INC.

The undersigned hereby irrevocably elects to exercise ______________ rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------


If such number of Right Shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)


Dated:______________________, 19___


                                    -------------------------------------------
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the Unite States.

            [Form of Reverse Side of Right Certificate -- continued]

--------------------------------------------------------------------------------
                         (To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                          -------------------------------------
                                          Signature


--------------------------------------------------------------------------------

                                     NOTICE
                                     ------
         The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the beneficial owner of the rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for his Rights Certificate.